STOCK APPRECIATION RIGHTS AWARD AGREEMENT



      This Stock Appreciation Rights Award Agreement is made and entered into effective as of May 17, 1994, by and between _______________________________________, a Texas corporation (the
"Company"), and ____________________________ ("________").

      WHEREAS, the Company wishes to promote the growth and success of the Company by issuing to ____________ stock appreciation rights (the "__________s") with respect to shares of the Company's Common Stock, subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follow:

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

                            I.  GRANT

     1.1 The Company hereby grants to ____________, effective as of January 1, 1994, __________________ with respect to
_____________ shares (the "Shares") of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), with an ________ price of $_______ per share as of December 31, 1993, subject to the terms and conditions set forth below.

      For the purpose of calculating the number of shares of Common Stock constituting the Shares (it being intended that the Shares represent 5% of the equity of the Company as of the date hereof), there shall be included in determining the number of shares of outstanding Common Stock (i) all shares of Common Stock outstanding on the date of this Agreement, (ii) all contract rights which provide a third party with certain rights similar to the rights of an owner of Common Stock, and (iii) the Shares. A schedule of such calculation is attached as Exhibit "A." The calculation of the _________________ price per share is attached as Exhibit "B."

                          II.  VESTING

      2.1   _______________________ shall become  vested  in  the
______________________  on January  1,  1999.   However,  if  the
Company is sold prior to January 1, 1999, the _________________________ shall become fully vested as of 10 days immediately prior to the consummation of the sale of the Company.

     2.2  If ______________________________'s employment with the
Company terminates for any reason whatsoever (whether voluntarily or involuntarily, or due to death, disability, or any other reason) prior to January 1, 1999, the _____________________ shall be forfeited and _______________________ shall have no further rights with respect to the ________________________.

                    III.  MANNER OF EXERCISE

      3.1   After  January  1, 1999, _______________________  may
exercise the ___________ only if the Company is proposed to be sold. The exercise may only occur on a date which is 10 days immediately prior to the date the Company is to be sold. If the _____________ are exercised and the proposed sale of the Company is not consummated, then the _______________ shall be deemed not to have been exercised. The _________________ may be exercised for cash as set forth below:

     (a)  Method  of  Exercise.   _________________________   may
          exercise vested ____________, in whole but not in part, by delivering a written notice of exercise to the Company.

     (b) Amount Payable. Upon consummation of the sale of the Company, the Company shall pay _____________________ the value of the ________________. Such amount shall be paid in cash. The value of the ______________________ shall be equal to the excess of
          (A) the aggregate Market Value (defined below) of the Shares as of the end of the Company's most recently completed quarter of its fiscal year prior to the sale of the Company over (B) the aggregate _______________ price of the Shares as of December 31, 1993.

     (c) Market Value. The Market value of the Shares shall be calculated as of the end of the Company's most recently completed quarter of its fiscal year prior to the calculation. The method of calculation to be used for this purpose shall be the same method used in calculating the value of the Company's Common Stock as of December 31, 1993 by ___________________, Inc.

                     IV.  OPTION TO PURCHASE

      4.1  After vesting, if ________________________ leaves  the employment of the Company for any reason whatsoever (whether voluntarily or involuntarily, or due to death, disability, or any other reason), the Company will have the option (but not the obligation) to purchase the _______________ from _________________. In connection with such purchase,
_____________________ shall be entitled to receive the lesser of:

           (a) the excess of (A) the aggregate Market Value of the Shares at the end of the calendar year in which ___________________ leaves the employment of the Company over (B) the aggregate ________________ price of the Shares as of December 31, 1993; or

           (b) the excess of (A) the aggregate Market Value of the Shares at the end of the calendar year following the calendar year in which _______________ leaves the employment of the Company over (B) the aggregate ________________ price of the Shares as of December 31, 1993.

      4.2  The Company shall pay to _____________________________
20% of such amount within 10 days after the calculation of the amount due to _______________. The Company shall pay the balance of the amount owed to ______________________ in four (4) equal annual payments commencing one year from the initial payment date, together with interest on the remaining unpaid balance at the prime rate of interest charged by NationsBank, Texas, N.A. as announced or published by such bank on the initial payment date.

     4.3 Notwithstanding the foregoing, if after January 1, 1999 ____________________'s employment with the Company is terminated for any of the following reasons, then the __________________ shall be forfeited and ______________________ shall have no
further       rights       with       respect       to        the
______________________________:

             (a)     ___________________   commits   any   fraud,
     misappropriation, embezzlement, dishonesty or similar act, whether or not a punishable criminal offense;

           (b) ___________________ neglects or fails to fulfill and discharge her assigned duties or responsibilities to the Company;

            (c)   ____________________  fails  to  discharge  the
     reasonable instructions of the Company's Chairman of the Board or President;

          (d) ____________________ does not act in good faith in performing her duties to the Company, or engages in willful and malicious conduct in performing her duties to the Company; or

           (e) ____________________ commits any act which could seriously damage the reputation of the Company.

                     V.  CAPITAL ADJUSTMENTS

       5.1 If at any time prior to the exercise of the ________________ (i) there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock due to additional stock issuances or through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (ii) the Company has a contractual obligation which provides a third party with certain rights similar to the rights of an owner of Common Stock, then the Company may (in its sole discretion) make an appropriate adjustment in the number of Shares and the __________ price per share.

                       VI.  MISCELLANEOUS

      6.1 Severability. In the event that any sentence, paragraph, provision, section, or article of this Agreement is declared to be void by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and the balance of the Agreement shall remain in effect.

      6.2 Binding Effect. Subject to the restrictions contained herein, this Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

      6.3 Amendments; Waivers. This instrument contains the entire agreement of the parties hereto and no modification, amendment, change, or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless signed by the party against whom such waiver is asserted.

      6.4 Notices. Any notice or communication required or permitted to be given hereunder shall be in writing, and shall be delivered in person or sent postage prepaid by registered mail or certified mail, return receipt requested, or by prepaid courier to the other party at the following addresses:

     If to Company:           ____________________________
                              ____________________________
                              Dallas, Texas 75201
                              Attn:  Mr. ____________________

     If to _______________:   ____________________________
                              ____________________________
                              ____________________________
                              ____________________________

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

     6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties hereto stipulate and agree that this Agreement shall be executed and performed in Dallas County, Texas. In the event that litigation should arise concerning the validity or interpretation of any provision of this Agreement, venue over such litigation shall reside in the proper federal or state district court sitting in Dallas County, Texas.

      6.6 Assignment. Neither this Agreement nor any portion hereof may be assigned by ______________________________ without the express written consent of the Company.

      6.7 Tax Requirements. The Company shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to ___________________ hereunder.

      6.8 No Right to Continue Employment. Nothing in this Agreement confers upon _______________ the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge ________________________ at any time (subject to the rights of
__________________________ set forth in any other agreement with the Company).

      6.9 Entire Agreement. This Agreement contains all of the covenants and agreements, and supersedes any and all other agreements (whether oral or written), between the Company and _________________ with respect to the _______________________.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              AMRESCO, INC.



                              By:  ____________________________
                                   Robert H. Lutz, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer



                              ___________________________________
                              ___________________________________



                          EXHIBIT  "A"



                 CALCULATION OF NUMBER OF SHARES


                                       Common Stock Owned/
          Owner                           Deemed    Owned        Percentage

_____________________________________          _________             71%

_____________________________________          _________             24%

_____________________________________          _________              5%



     TOTAL:                                    =========            ======


                          EXHIBIT  "B"


               CALCULATION OF               PRICE

      The fair market value of 100% of the Company as of December 31, 1993 (based upon the report of __________________, Inc.) was from $________ to $_________, with the mid-point value being $________________.
 For the purposes of this Agreement, the  mid- point value will be utilized.

      __________  price per Share is calculated by  dividing  the total  fair market value ($____________) by the total  number  of
shares   of   Common  Stock  outstanding  or  deemed  outstanding
(_________).

_____________ price per Share:  $____________ /  _______  = $___________.